Exhibit 32.3

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of DDi Capital Corp.  (the “Company”) on Form 10-Q for the quarter ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bruce D. McMaster, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 19, 2003	By:	/s/ BRUCE D. MCMASTER

Bruce D. McMaster Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to DDi Capital Corp. and will be retained by DDi Capital Corp. and furnished to the Securities and Exchange Commission or its staff upon request.